UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

SOURCE INTERLINK COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13437	20-2428229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.,
Suite 400, Bonita Springs, Florida 34134
(Address of principal executive offices, including Zip Code)

(239) 949-4450
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2009, Source Interlink Companies, Inc. (the “Company”) received notice of a determination of the staff of the Nasdaq Listing Qualifications Department, in accordance with Nasdaq Marketplace Rules 5100, 5110(b), and IM-5100-1, to:

  •   delist the Company’s common stock (trading symbol: SORC)

  •   suspend trading in the Company’s common stock at the opening of business on May 14, 2009, and

  •   file a Form 25-NSE with the Securities and Exchange Commission removing the Company’s common stock from listing and registration on The Nasdaq Stock Market.

The NASDAQ staff provided the following reasons for the delisting: the bankruptcy filing announced by the Company and the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

Additionally, the notice stated that the Company was not in compliance with Listing Rule 5250(c)(1) for continued listing because the NASDAQ staff has not received the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.  The NASDAQ staff determined that, in view of the bankruptcy filing, it would not provide the Company an opportunity to submit a plan of compliance with respect to the delinquent filing.  Accordingly, the filing delinquency serves as an additional basis for delisting the company’s common stock on The Nasdaq Stock Market.

The Company does not intend to request a hearing with the Nasdaq Listing Qualifications Panel to appeal the proposed delisting.

A copy of the Company’s press release announcing the receipt of the delisting notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Source Interlink Companies, Inc. on May 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE INTERLINK COMPANIES, INC.

Date: May 6, 2009	Name:	Douglas J. Bates
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Source Interlink Companies, Inc. on May 6, 2009.